CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS NET INCOME OF $4.8 MILLION AND EPS OF $0.33 AFTER MERGER-RELATED EXPENSES; BALANCE SHEET GROWTH REMAINS STRONG AS LOANS GROW 10% AND DEPOSITS INCREASE 5%

October 26, 2015 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported net income of $4.8 million, or $0.33 per diluted common share, for the quarter ended September 30, 2015 compared to $5.5 million, or $0.38 per diluted common share, for the third quarter of 2014. Results for the third quarter of 2015 were impacted by $1.7 million, pre-tax, of merger-related expenses associated with Metro's announcement on August 4, 2015 that it has agreed to be acquired by F.N.B. Corporation. The Company also reported net loan growth of $181.9 million, or 10%, over the past twelve months and total deposit growth of $113.6 million, or 5%, for the same period. On October 23, 2015, Metro's board of directors declared a fourth quarter cash dividend of $0.07 per common share, payable November 23, 2015 to shareholders of record on November 4, 2015.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Nine Months Ended
			%			%
	09/30/15	09/30/14	Change	09/30/15	09/30/14	Change
Total assets	$2,966.2	$2,959.8	—%

Total loans (net)	2,071.0	1,889.1	10%

Total deposits	2,445.5	2,331.8	5%

Total revenues	$33.4	$32.5	3%	$101.0	$94.4	7%

Net income	4.8	5.5	(12)%	14.7	15.5	(5)%

Adjusted net income*	6.3	5.5	15%	17.9	15.5	16%

Diluted net income per common share	$0.33	$0.38	(13)%	$1.02	$1.07	(5)%

Adjusted diluted net income per common share*	0.44	0.38	16%	1.25	1.07	17%
* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

"We are pleased with the solid loan growth of 10% and deposit growth of 5% as we manage our balance sheet ahead of the planned merger with and into F.N.B. Corporation (FNB), which we announced on August 4, 2015" said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer. "Our revenues continue to grow and we are pleased with our normalized earnings performance, after considering the impact of $1.7 million of merger-related expenses for the quarter. Pending regulatory and shareholder approval, we expect to finalize the merger transaction in the first quarter of 2016."

"As part of our commitment to enhancing shareholder returns, I am pleased to announce that on October 23, 2015, Metro's Board of Directors declared a fourth quarter cash dividend of $0.07 per common share, payable on November 23, 2015 to shareholders of record on November 4, 2015."

Income Statement Highlights

•
The Company recorded net income of $4.8 million, or $0.33 per diluted common share, for the third quarter of 2015 compared to net income of $5.5 million, or $0.38 per diluted common share for the same period one year ago; a $686,000, or 12%, decrease. Exclusive of net gains on sales/calls of securities and merger-related expenses, adjusted net income was $6.3 million*, or $0.44 per diluted common share*, for the third quarter of 2015 compared to $5.5 million, or $0.38 per diluted common share, for the same period one year ago. Net income for the first nine months of 2015 totaled $14.7 million, or $1.02 per diluted common share; down $812,000, or 5%, from $15.5 million, or $1.07 per diluted common share, recorded for the first nine months of 2014. Exclusive of net gains on sales/calls of securities and certain nonrecurring expenses in 2015, adjusted net income for the first nine months of 2015 totaled $17.9 million*, or $1.25 per diluted common share*, compared to $15.5 million, or $1.07 per diluted common share, recorded for the first nine months of 2014.

•
Total revenues (net interest income plus noninterest income) for the third quarter of 2015 were $33.4 million, up $916,000, or 3%, over total revenues of $32.5 million for the same quarter one year ago. Total revenues for the first nine months of 2015 increased $6.6 million, or 7%, over the first nine months of 2014.

•
Return on average stockholders' equity (ROE) was 7.03% for the third quarter of 2015 compared to 8.67% for the same period last year and to 6.21% the previous quarter. Exclusive of net gains on sales/calls of securities and merger-related expenses in the third quarter of 2015, adjusted ROE was 9.23%* for the quarter compared to 8.64% for the same period last year. ROE for the first nine months of 2015 was 7.28%, compared to 8.47% for the first nine months of 2014. Exclusive of net gains on sales/calls of securities and certain nonrecurring expenses in 2015, adjusted ROE for the first nine months of 2015 was 8.88%* compared to 8.45% for the first nine months of 2014.

•
The Company's net interest margin on a fully-taxable basis for the third quarter of 2015, was 3.64%, compared to 3.66% recorded in the previous quarter of 2015 and 3.57% for the third quarter of 2014. The Company's deposit cost of funds for the third quarter was 0.27%, compared to 0.26% for the previous quarter and to 0.27% for the third quarter one year ago.

•
The provision for loan losses totaled $2.3 million for the third quarter of 2015, compared to $2.6 million for the previous quarter and compared to $2.1 million for the third quarter one year ago. The provision for the first nine months of 2015 was $6.4 million, up $2.3 million, or 55%, over the first nine months of 2014.

•
Noninterest expenses for the third quarter of 2015 were $23.6 million, down $1.4 million, or 6%, from the previous quarter but up $1.2 million, or 5%, over the same quarter last year. Total noninterest expenses for the first nine months of 2015 were $72.4 million, up $4.2 million, or 6%, compared to the first nine months of 2014.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

•
The efficiency ratio for the third quarter of 2015 was 70.6% compared to 73.4% for the previous quarter and 68.9% for the third quarter of 2014. Excluding net gains on sales/calls of securities and merger-related expenses, the Company's adjusted efficiency ratio was 65.6%* for the third quarter of 2015 compared to 68.9% for the same period last year. The recorded efficiency ratio for the first nine months of 2015 and 2014 was 71.7% and 72.2%, respectively. Excluding net securities gains and certain nonrecurring expenses, the adjusted efficiency ratio for the first nine months of 2015 was 67.6%* compared to 72.3% for the same period in 2014.

Balance Sheet Highlights

•	Loan growth continues to be strong as net loans increased to $2.07 billion, up $181.9 million, or 10%, over the third quarter 2014.

•	Nonperforming assets were 1.42% of total assets at September 30, 2015, compared to 1.39% of total assets for the previous quarter and compared to 1.36% of total assets one year ago.

•
Total deposits at September 30, 2015 were $2.45 billion, up $113.6 million, or 5%, compared to same time last year. Total core deposits grew $118.9 million, or 6%, over the past twelve months and totaled $2.28 billion at September 30, 2015.

•	Metro's capital levels remain strong with a Tier 1 Leverage ratio of 9.34%, a common equity tier 1 ratio of 12.01% and a total risk-based capital ratio of 13.25%.

•
Stockholders' equity totaled $277.6 million, or 9%, of total assets, at the end of the third quarter 2015, up $24.2 million, or 10%, over the past twelve months. At September 30, 2015, the Company's book value per common share was $19.57, up from $18.98 per common share at June 30, 2015 and up $1.81, or 10%, per common share over September 30, 2014. The market price of Metro's common stock increased by 21%, over the past twelve months from $24.25 per common share at September 30, 2014 to $29.39 per common share at September 30, 2015.

Income Statement Overview

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands, except per share data)	2015	2014	% Change	2015	2014	% Change
Total revenues	$33,400	$32,484	3%	$101,029	$94,387	7%
Provision for loan losses	2,250	2,100	7	6,350	4,100	55
Total noninterest expenses	23,576	22,376	5	72,407	68,179	6
Net income	4,815	5,501	(12)	14,714	15,526	(5)
Adjusted net income*	6,326	5,484	15	17,949	15,502	16
Diluted net income per common share	$0.33	$0.38	(13)%	$1.02	$1.07	(5)%
Adjusted diluted net income per common share*	0.44	0.38	16	1.25	1.07	17
Cash dividends per common share	0.07	—	—	0.21	—	—
Efficiency ratio	70.6%	68.9%		71.7%	72.2%

Metro recorded net income of $4.8 million, or $0.33 per diluted common share, for the third quarter of 2015 compared to net income of $5.5 million, or $0.38 per diluted common share, for the third quarter of 2014. Exclusive of net gains on sales/calls of securities and merger-related fees, adjusted net income was $6.3 million*, or $0.44 per diluted common share*, for the third quarter of 2015 compared to $5.5 million, or $0.38 per diluted common share, for the same period one year ago.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

Net income for the first nine months of 2015 was $14.7 million compared to $15.5 million recorded in the first nine months of 2014, down 5%. Earnings per diluted common share for the first nine months of 2015 were $1.02 compared to $1.07 for the same period last year, a 5% decrease. Exclusive of net gains on sales/calls of securities and certain nonrecurring expenses in 2015, adjusted net income for the first nine months of 2015 totaled $17.9 million*, or $1.25 per diluted common share*, compared to $15.5 million, or $1.07 per diluted common share, recorded for the first nine months of 2014.

Total revenues (net interest income plus noninterest income) for the third quarter of 2015 were $33.4 million, up $916,000, or 3%, over the third quarter of 2014. Total revenues for the first nine months of 2015 were $101.0 million, up $6.6 million, or 7%, over the first nine months of 2014.

Noninterest expenses for the quarter totaled $23.6 million, up $1.2 million, or 5%, compared to the same period in 2014. On a linked quarter basis, total noninterest expenses were down $1.4 million, or 6%, from the second quarter of 2015. Total noninterest expenses for the first nine months of 2015 were $72.4 million, up $4.2 million, or 6%, over the same period last year.

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2015 totaled $25.9 million, up $1.1 million, or 4%, over the third quarter of 2014. For the first nine months of 2015, net interest income totaled $77.6 million versus $72.2 million for the same period in 2014, a $5.4 million, or 7%, increase.

Average interest-earning assets for the third quarter of 2015 totaled $2.85 billion versus $2.83 billion for the previous quarter and were up $42.9 million, or 2%, over the third quarter of 2014. Average loans receivable increased by $200.2 million, or 11%, and average investment securities balances decreased by $157.3 million, or 17%, from the third quarter of last year. Average interest-bearing deposits totaled $1.84 billion for the third quarter of 2015, up $111.5 million, or 6%, over the same period of 2014 and average noninterest-bearing deposits for the third quarter 2015 were $528.6 million, up $43.1 million, or 9%, over the third quarter last year. Average interest-earning assets for the first nine months of 2015 totaled $2.85 billion versus $2.74 billion for the first nine months of 2014, an increase of $113.2 million, or 4%.

The net interest margin for the third quarter of 2015 was 3.58%, down 1 basis point (bp) from the 3.59% recorded for the previous quarter but up 9 bps over the 3.49% recorded in the third quarter one year ago. The net interest margin on a fully-taxable basis for the third quarter of 2015 was 3.64%, down 2 bps from the previous quarter but up 7 bps compared to the third quarter of 2014.

The net interest margin for the first nine months of 2015 was 3.60%, up 11 bps over the 3.49% recorded for the first nine months of 2014. On a fully-taxable basis, the net interest margin for the first nine months of 2015 was 3.67%, up 10 bps compared to 3.57% for the first nine months of 2014.

Metro's deposit cost of funds for the third quarter of 2015 was 0.27%, compared to 0.26% for the previous quarter, and 0.27% for the third quarter one year ago. Metro's deposit cost of funds for the first nine months of 2015 was 0.26% compared to 0.26% for the same period in 2014. The total cost of all funding sources for the third quarter of 2015 was 0.29%, compared to 0.28% the previous quarter and 0.32% for the same period in 2014.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

Change in Net Interest Income and Rate/Volume Analysis

The increase in net interest income on a fully tax-equivalent basis for the third quarter and for the first nine months of 2015 over the same periods of 2014 was primarily due to an increase in the level of interest-earning assets as shown in the table below.

(dollars in thousands)	Tax-equivalent net interest income
2015 vs. 2014	Volume Change	Rate Change	Total Increase	% Increase
3rd Quarter	$1,635	$(664)	$971	4%
Nine Months	$6,054	$(882)	$5,172	7%

Noninterest Income

Noninterest income for the third quarter of 2015 totaled $7.5 million, down $154,000, or 2%, from the third quarter one year ago. Gains on the sale of loans totaled $99,000 for the third quarter of 2015 versus $254,000 for the same period in 2014.

Noninterest income for the first nine months of 2015 increased $1.3 million, or 6%, over the first nine months of 2014. Card, service charges and other noninterest income were $22.0 million, an increase of $365,000, or 2%, compared to the same period in 2014, while gains on sales of loans were $1.0 million for the first nine months of 2015 versus $528,000 for the first nine months of 2014, up 98%. Net gains on sales/calls of securities for the first nine months of 2015 were $428,000 compared to $37,000 for the first nine months of 2014.

The breakdown of noninterest income for the third quarter and for the first nine months of 2015 and 2014, respectively, is shown in the table below:

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands)	2015	2014	% Increase (Decrease)	2015	2014	% Increase
Card, service charges and other noninterest income	$7,364	$7,349	—%	$22,002	$21,637	2%
Gains on sales of loans	99	254	(61)	1,044	528	98
Net gains on sales/calls of securities	12	26	(54)	428	37	1,057
Total noninterest income	$7,475	$7,629	(2)%	$23,474	$22,202	6%

Noninterest Expenses

Noninterest expenses for the third quarter of 2015 were $23.6 million, down $1.4 million, or 6%, on a linked quarter basis, but up $1.2 million, or 5%, compared to the third quarter one year ago. Total noninterest expenses for the third quarter of 2015 included $1.7 million of merger-related costs which were primarily associated with investment banking, legal and consulting services utilized by Metro. Excluding the merger-related costs, total noninterest expenses for the third quarter of 2015 were $21.9 million*, down $491,000, or 2%, compared to the same period in 2014. For the first nine months of 2015, noninterest expense totaled $72.4 million, up $4.2 million, or 6%, over $68.2 million recorded for the same period of 2014. Excluding the nonrecurring costs, total noninterest expenses for the first nine months of 2015 were $68.0 million*, down $141,000, compared to the same period in 2014.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

The breakdown of noninterest expenses for the third quarter and for the first nine months of 2015 and 2014, respectively, are shown in the table below:

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands)	2015	2014	% Change	2015	2014	% Change
Salaries and employee benefits	$10,481	$11,204	(6)%	$33,444	$33,686	(1)%
Occupancy and equipment	2,785	3,041	(8)	9,380	9,644	(3)
Advertising and marketing	432	519	(17)	1,194	1,288	(7)
Data processing	3,658	3,223	13	10,888	9,793	11
Regulatory assessments and related costs	535	544	(2)	1,658	1,697	(2)
Loan expense	473	153	209	2,081	1,169	78
Merger-related fees	1,691	—	—	1,691	—	—
Professional services	300	371	(19)	1,759	973	81
Other expenses	3,221	3,321	(3)	10,312	9,929	4
Total noninterest expenses	$23,576	$22,376	5%	$72,407	$68,179	6%

Balance Sheet

	As of September 30,
(dollars in thousands)	2015	2014	% Increase
Total assets	$2,966,160	$2,959,847	—%
Total loans (net)	2,070,962	1,889,080	10
Total deposits	2,445,487	2,331,849	5
Total core deposits	2,279,211	2,160,287	6
Total stockholders' equity	277,598	253,362	10

Lending

Gross loans receivable totaled $2.1 billion at September 30, 2015, an increase of $184.1 million, or 10%, over September 30, 2014. The composition of the Company's loan portfolio at September 30, 2015 and September 30, 2014 was as follows:

(dollars in thousands)	September 30, 2015	% of Total	September 30, 2014	% of Total	$ Change	% Change
Commercial and industrial	$607,084	29%	$478,605	25%	$128,479	27%
Commercial tax-exempt	58,999	3	75,986	4	(16,987)	(22)
Owner occupied real estate	315,555	15	312,032	16	3,523	1
Commercial construction and land development	140,135	7	122,314	6	17,821	15
Commercial real estate	639,135	30	594,004	31	45,131	8
Residential	119,083	6	107,707	6	11,376	11
Consumer	217,713	10	222,972	12	(5,259)	(2)
Gross loans receivable	$2,097,704	100%	$1,913,620	100%	$184,084	10%

The Company experienced loan growth in every major category over the past twelve months except for consumer loans and commercial tax-exempt loans which represent the smallest segment of Metro's loan portfolio.

Asset Quality

The Company's asset quality ratios are shown below:

	Quarter ended
	September 30, 2015	June 30, 2015	September 30, 2014
Nonperforming assets/total assets	1.42%	1.39%	1.36%
Net loan charge-offs (annualized)/average total loans	0.26%	0.49%	0.39%
Allowance for loan losses/total loans	1.27%	1.25%	1.28%
Nonperforming loan coverage	74%	72%	74%
Nonperforming assets/capital and allowance for loan losses	14%	14%	15%

Nonperforming loans totaled $36.2 million at September 30, 2015, an increase of $384,000 from June 30, 2015, while foreclosed asset balances decreased by $83,000 to $5.9 million during the same period. Compared to September 30, 2014, nonperforming loans at September 20, 2015 increased $3.0 million, or 9%, and foreclosed assets decreased $1.3 million, or 18%.

Total nonperforming assets increased during the third quarter of 2015 by $301,000, or 1%, to $42.1 million, or 1.42%, of total assets at September 30, 2015, compared to $41.8 million, or 1.39%, of total assets at June 30, 2015. Nonperforming assets were up $1.8 million, or 4%, over the past year, compared to $40.3 million, or 1.36% of total assets at September 30, 2014.

At September 30, 2015, foreclosed assets totaling $1.9 million were under contract to be sold with no additional net loss to the Company expected.

Net loan charge-offs totaled $1.4 million, or 0.26%, of average loans outstanding for the third quarter of 2015, and were comprised of $1.5 million in gross loan charge-offs offset partially by $99,000 in recoveries. Net loan charge-offs for the third quarter of 2014 totaled $1.8 million, or 0.39%, of average loans outstanding. Total net loan charge-offs for the first nine months of 2015 were $4.6 million, or 0.30%, of average loans outstanding compared to $2.7 million, or 0.20%, for the first nine months of 2014.

The Company recorded a provision for loan losses of $2.3 million for the third quarter of 2015 as compared to $2.6 million for the previous quarter and $2.1 million recorded in the third quarter of 2014. The allowance for loan losses (allowance or ALL) totaled $26.7 million as of September 30, 2015, compared to $25.9 million at June 30, 2015 and $24.5 million at September 30, 2014. The allowance represented 1.27% of gross loans outstanding at September 30, 2015, compared to 1.25% at June 30, 2015 and 1.28% at September 30, 2014.

Deposits

The Company's deposit balances at September 30, 2015 were $2.45 billion, compared to total deposits of $2.33 billion one year ago.

The change in core deposits over the past twelve months by type of account is as follows:

	As of September 30,
(dollars in thousands)	2015	2014	% Change	3rd Quarter 2015 Cost of Funds
Demand noninterest-bearing	$541,060	$494,082	10%	0.00%
Interest checking and money market	1,091,262	1,074,399	2	0.27
Savings	512,001	459,526	11	0.27
Subtotal	2,144,323	2,028,007	6	0.20
Time	134,888	132,280	2	1.16
Total core deposits	$2,279,211	$2,160,287	6%	0.26%

Total core deposits, excluding time deposits, increased $116.3 million, or 6%, over the past twelve months. The cost of core deposits, excluding time deposits, during the third quarter of 2015 was 0.20% unchanged from both the previous quarter and the third quarter of 2014. The cost of total core deposits for the third quarter of 2015 was 0.26%, up 1 bp from the previous quarter and the same as the third quarter of 2014.

Change in total core deposits by type of customer was as follows:

	September 30,	% of	September 30,	% of	%
(dollars in thousands)	2015	Total	2014	Total	Change
Consumer	$1,037,014	45%	$985,608	46%	5%
Commercial	789,112	35	722,504	33	9
Government	453,085	20	452,175	21	—
Total	$2,279,211	100%	$2,160,287	100%	6%

Total consumer core deposits increased by $51.4 million, or 5%, and total commercial core deposits grew by $66.6 million, or 9%, over the past twelve months.

Investments

At September 30, 2015, the Company's investment portfolio totaled $727.0 million, down $38.2 million, or 5%, on a linked quarter basis and down $160.5 million, or 18%, compared to September 30, 2014. The Company continues to redirect regular monthly cash flows from its investment portfolio into higher yield loan growth at this time. Detailed below is information regarding the composition and characteristics of the portfolio at September 30, 2015:

Product description	Available for sale	Held to maturity	Total
(dollars in thousands)
U.S. Government agency securities	$33,694	$139,139	$172,833
Mortgage-backed securities:
Residential mortgage-backed securities	55,123	11,674	66,797
Agency collateralized mortgage obligations	282,661	164,865	447,526
Municipal securities	30,132	9,700	39,832
Total	$401,610	$325,378	$726,988
Duration (in years)	4.6	4.3	4.5
Average life (in years)	5.1	5.0	5.1
Quarterly average yield (annualized)	2.27%	2.50%	2.37%

At September 30, 2015, the after-tax unrealized loss on the Company's available for sale portfolio was $1.6 million, as compared to an after-tax unrealized loss of $3.9 million at December 31, 2014 and compared to an after-tax unrealized loss of $10.1 million at September 30, 2014.

Capital

Stockholders' equity at September 30, 2015 totaled $277.6 million, compared to $253.4 million at September 30, 2014. Return on average stockholders' equity (ROE) for the third quarter of 2015 was 7.03%, compared to 6.21% for the previous quarter and 8.67% for the third quarter last year. Exclusive of net gains on sales/calls of securities and merger-related fees, adjusted ROE was 9.23%* for the third quarter of 2015 compared to 8.64% for the same period last year. ROE for the first nine months of 2015 was 7.28%, compared to 8.47% for the first half of 2014. Exclusive of net gains on sales/calls of securities and certain nonrecurring expenses during 2015, adjusted ROE for the first nine months of 2015 was 8.88%* compared to 8.45% for the first nine months of 2014.

The Company's capital ratios at September 30, 2015 and 2014 were as follows:

	9/30/2015	9/30/2014	Regulatory guidelines “well capitalized”
Leverage ratio	9.34%	8.96%	5.00%
CET1	12.01	n/a	6.50
Tier 1 (risk-based)	12.06	12.42	8.00
Total capital (risk-based)	13.25	13.58	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At September 30, 2015, the Company's book value per common share was $19.57, compared to $17.76 one year ago, up 10%.

The market price of the Company's common stock increased by 21% from $24.25 per common share at September 30, 2014 to $29.39 per common share at September 30, 2015.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable based on the information available to us at the time, we can give no assurance that any of them will be achieved. You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the inability to complete the proposed merger with FNB, including obtaining regulatory approvals, in a timely manner or at all;

•	the possibility that any of the anticipated benefits of the proposed merger will not be realized;

•	the effect of the announcement of the merger on Metro’s, FNB’s or the combined company’s respective business relationships, operating results and business generally;

•	diversion of management’s attention from ongoing business operations and opportunities;

•	difficulties and delays in integrating Metro's businesses with those of FNB;

•
the effects of and changes in, trade, monetary and fiscal policies, including in particular interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the federal government’s inability to reach a deal to permanently raise the debt ceiling and the potential negative results on economic and business conditions;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in laws and regulations affecting the financial services industry (including laws concerning taxes, banking, securities and insurance as well as enhanced expectations of regulators);

•
possible impacts of the capital and liquidity requirements of the Basel III standards as implemented or to be implemented by the Federal Reserve and other US regulators, as well as other regulatory pronouncements and prudential standards;

•	changes in regulatory policies on positions relating to capital distributions;

•	our ability to generate sufficient earnings to justify capital distributions;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses or any provisions;

•	the views and actions of the Consumer Financial Protection Bureau regarding consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies, including regulatory expectations regarding enhanced compliance programs;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	deposit flows;

•	the inability to achieve anticipated cost savings in the amount of time expected, and the emergence of unexpected offsetting costs in the compliance or risk management areas or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically and effectively;

•	the loss of key officers or other personnel;

•
changes in accounting principles, policies and guidelines as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (FASB), and other accounting standards setters;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	rapidly changing technology;

•	our continued relationships with major customers;

•	the effect of terrorist attacks and threats of actual war;

•
interruption or breach in security of our information systems, including cyber-attacks, resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems or disclosure of confidential information;

•	our ability to maintain compliance with the exchange rules of The Nasdaq Stock Market, Inc.;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	disruptions due to flooding, severe weather or other natural disasters or Acts of God; and

•	our success at managing the risks involved in the foregoing.
Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (SEC).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and the Company disclaims any obligation to update this information.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between FNB and Metro. In connection with the proposed merger, FNB has filed a registration statement on Form S-4 with the SEC, containing a preliminary joint proxy statement of Metro and FNB and a preliminary prospectus of FNB. The final joint proxy statement/prospectus will be delivered to Metro’s and FNB’s shareholders. This communication is not a substitute for the registration statement, definitive joint proxy statement/prospectus or any other documents that FNB or Metro may file with the SEC or send to shareholders in connection with the proposed merger. SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Shareholders will be able to obtain copies of the joint proxy statement/prospectus and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents FNB has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317; and free copies of the documents Metro has filed with the SEC by contacting Investor Relations (Sherry Richart), Metro Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA 17111, telephone: (717) 412-6301.

Participants in Solicitation

FNB, Metro and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2015 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2015, and FNB’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015. Information about the directors and executive officers of Metro is set forth in the proxy statement for Metro’s 2015 Annual Meeting of Shareholders, which was filed with the SEC on May 22, 2015, and Metro’s Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 2014, filed on March 16, 2015 and April 30, 2015, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. You may obtain free copies of these documents as described above.

Statement Regarding Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The tables that follow present reconciliations of certain non-GAAP measures to the most directly comparable GAAP measures. These reconciliations exclude certain nonrecurring charges incurred during the three and nine months ended September 30, 2015, which the Company believes do not reflect the operating performance of the Company during those periods. These nonrecurring charges include (1) merger-related fees during the third quarter of 2015 (which will continue to be incurred through the first quarter of 2016, when the merger is planned to occur), (2) stock-based compensation expense related to the immediate vesting of all outstanding employee stock options during the second quarter of 2015, (3) a write-off during the second quarter of 2015 of pre-construction costs related to a terminated land lease agreement for a planned future store, and (4) accelerated depreciation expense recognized during the first half of 2015 due to closing two stores. There have not been similar nonrecurring charges within the prior two years and, based on current information, the Company believes the nature of each nonrecurring charge is such that it is not reasonably likely to recur within two years. Additionally, these reconciliations exclude net gains from the sales/calls of securities for all periods presented. The Company’s management uses these non-GAAP measures to evaluate the performance of the Company and believes this presentation also increases the comparability of period-to-period results.
The Company believes these non-GAAP measures, in addition to GAAP measures, provide useful information for investors to evaluate the Company’s results. These non-GAAP measures should not be considered a substitute for GAAP measures, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies.

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
Adjusted net income reconciliation:
Net income	$4,815	$5,501	$14,714	$15,526
Nonrecurring charges, net of tax:
Merger-related fees(1)	1,519	—	1,519	—
Accelerated vesting of employee stock options(1)	—	—	1,179	—
Accelerated depreciation expense for two store closures(1)	—	—	491	—
Pre-construction costs of cancelled planned store(1)	—	—	324	—
Total nonrecurring charges, net of tax	1,519	—	3,513	—
Net gains on sales/calls of securities, net of tax(1)	(8)	(17)	(278)	(24)
Adjusted net income(2)	$6,326	$5,484	$17,949	$15,502

Adjusted diluted net income per common share reconciliation:
Diluted net income per common share	$0.33	$0.38	$1.02	$1.07
Nonrecurring charges, net of tax:
Merger-related fees(1)	0.11	—	0.11	—
Accelerated vesting of employee stock options(1)	—	—	0.09	—
Accelerated depreciation expense for two store closures(1)	—	—	0.03	—
Pre-construction costs of cancelled planned store(1)	—	—	0.02	—
Total nonrecurring charges, net of tax	0.11	—	0.25	—
Net gains on sales/calls of securities, net of tax(1)	—	—	(0.02)	—
Adjusted diluted net income per common share(2)	$0.44	$0.38	$1.25	$1.07

Adjusted operating efficiency ratio reconciliation:
Total revenues	$33,400	$32,484	$101,029	$94,387
Net gains on sales/calls of securities, pretax	(12)	(26)	(428)	(37)
Adjusted total revenues(2)	$33,388	$32,458	$100,601	$94,350
Total noninterest expenses	$23,576	$22,376	$72,407	$68,179
Nonrecurring charges, pretax:
Merger-related fees	(1,691)	—	(1,691)	—
Accelerated vesting of employee stock options	—	—	(1,424)	—
Accelerated depreciation expense for two store closures	—	—	(755)	—
Pre-construction costs of cancelled planned store	—	—	(499)	—
Total nonrecurring charges, pretax	(1,691)	—	(4,369)	—
Adjusted total noninterest expenses(2)	$21,885	$22,376	$68,038	$68,179
Adjusted operating efficiency ratio(2)	65.55%	68.94%	67.63%	72.26%

Adjusted return on average assets reconciliation:
Adjusted net income(2)	$6,326	$5,484	$17,949	$15,502
Average assets	2,982,005	2,927,935	2,981,740	2,852,823
Adjusted return on average assets(2)	0.84%	0.74%	0.80%	0.73%

Adjusted return on average stockholders' equity reconciliation:
Adjusted net income(2)	$6,326	$5,484	$17,949	$15,502
Average stockholders' equity	271,866	251,682	270,250	245,214
Adjusted return on average stockholders' equity(2)	9.23%	8.64%	8.88%	8.45%

(1) Assumes a 35% tax rate. Merger-related fees resulted in a pretax expense of $1.7 million during the third quarter of 2015, of which $1.2 million is not deductible for federal tax purposes. The accelerated vesting of employee stock options resulted in a pretax expense of $1.4 million during the second quarter of 2015, $724,000 of which is not deductible for federal tax purposes.
(2) Non-GAAP measure.

Metro Bancorp, Inc. and Subsidiaries
Selected Consolidated Financial Data

	At or for the					For the
	Three months ended					Nine months ended
	September 30,	June 30,	%	September 30,	%	September 30,	September 30,	%
(dollars in thousands, except per share amounts)	2015	2015	Change	2014	Change	2015	2014	Change
Income Statement Data:
Net interest income	$25,925	$25,569	1%	$24,855	4%	$77,555	$72,185	7%
Provision for loan losses	2,250	2,600	(13)	2,100	7	6,350	4,100	55
Noninterest income	7,475	8,434	(11)	7,629	(2)	23,474	22,202	6
Total revenues	33,400	34,003	(2)	32,484	3	101,029	94,387	7
Noninterest expenses	23,576	24,954	(6)	22,376	5	72,407	68,179	6
Net income	4,815	4,177	15	5,501	(12)	14,714	15,526	(5)
Per Common Share Data:
Net income per common share:
Basic	$0.34	$0.29	17%	$0.39	(13)%	$1.04	$1.09	(5)%
Diluted	0.33	0.29	14	0.38	(13)	1.02	1.07	(5)
Cash dividends per common share	0.07	0.07	—	—	—	0.21	—	—
Book value	19.57	18.98	3	17.76	10
Weighted-average common shares outstanding (in thousands):
Basic	14,067	14,112		14,201		14,116	14,182
Diluted	14,350	14,373		14,442		14,381	14,391
Balance Sheet Data:
Total assets	$2,966,160	$3,001,357	(1)%	$2,959,847	—%
Loans receivable (net)	2,070,962	2,044,570	1	1,889,080	10
Allowance for loan losses	26,742	25,871	3	24,540	9
Investment securities	726,988	765,232	(5)	887,515	(18)
Total deposits	2,445,487	2,368,688	3	2,331,849	5
Core deposits	2,279,211	2,188,381	4	2,160,287	6
Stockholders' equity	277,598	266,981	4	253,362	10
Capital:
Total stockholders' equity to assets	9.36%	8.90%		8.56%
Leverage ratio	9.34	9.20		8.96
Risk-based capital ratios:
CET1	12.01	11.82		n/a
Tier 1	12.06	11.86		12.42
Total Capital	13.25	13.02		13.58
Performance Ratios:
Deposit cost of funds	0.27%	0.26%		0.27%		0.26%	0.26%
Cost of funds	0.29	0.28		0.32		0.28	0.31
Net interest margin	3.58	3.59		3.49		3.60	3.49
Return on average assets	0.64	0.57		0.75		0.66	0.73
Return on average stockholders' equity	7.03	6.21		8.67		7.28	8.47
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.26%	0.49%		0.39%		0.30%	0.20%
Nonperforming assets to total period-end assets	1.42	1.39		1.36
Allowance for loan losses to total period-end loans	1.27	1.25		1.28
Allowance for loan losses to period-end nonperforming loans	74	72		74
Nonperforming assets to capital and allowance for loan losses	14	14		15

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
(in thousands, except share and per share amounts)	(Unaudited)

Assets
Cash and cash equivalents	$47,995	$42,832
Securities, available for sale at fair value	401,610	528,038
Securities, held to maturity at cost (fair value 2015: $326,410; 2014: $319,923)	325,378	324,994
Loans, held for sale	5,380	4,996
Loans receivable, net of allowance for loan losses (allowance 2015: $26,742; 2014: $24,998)	2,070,962	1,973,536
Restricted investments in bank stock	11,775	15,223
Premises and equipment, net	72,640	75,182
Other assets	30,420	32,771
Total assets	$2,966,160	$2,997,572

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$541,060	$478,724
Interest-bearing	1,904,427	1,901,948
Total deposits	2,445,487	2,380,672
Short-term borrowings	200,295	333,475
Long-term debt	25,000	—
Other liabilities	17,780	17,902
Total liabilities	2,688,562	2,732,049
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000 aggregate liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued shares 2015: 14,434,329; 2014: 14,232,844; outstanding shares 2015: 14,133,129; 2014: 14,220,544)	14,434	14,233
Surplus	165,886	160,588
Retained earnings	106,180	94,496
Accumulated other comprehensive loss	(1,571)	(3,875)
Treasury stock, at cost (common shares 2015: 301,200; 2014: 12,300)	(7,731)	(319)
Total stockholders' equity	277,598	265,523
Total liabilities and stockholders' equity	$2,966,160	$2,997,572

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
Interest Income
Loans receivable, including fees:
Taxable	$22,767	$20,761	$66,494	$59,909
Tax-exempt	627	824	2,036	2,519
Securities:
Taxable	4,238	5,187	13,945	15,251
Tax-exempt	240	229	721	610
Total interest income	27,872	27,001	83,196	78,289
Interest Expense
Deposits	1,603	1,490	4,710	4,325
Short-term borrowings	259	331	693	840
Long-term debt	85	325	238	939
Total interest expense	1,947	2,146	5,641	6,104
Net interest income	25,925	24,855	77,555	72,185
Provision for loan losses	2,250	2,100	6,350	4,100
Net interest income after provision for loan losses	23,675	22,755	71,205	68,085
Noninterest Income
Card, service charges and other noninterest income	7,364	7,349	22,002	21,637
Net gains on sales of loans	99	254	1,044	528
Net gains on sales/call of securities	12	26	428	37
Total noninterest income	7,475	7,629	23,474	22,202
Noninterest Expenses
Salaries and employee benefits	10,481	11,204	33,444	33,686
Occupancy and equipment	2,785	3,041	9,380	9,644
Advertising and marketing	432	519	1,194	1,288
Data processing	3,658	3,223	10,888	9,793
Regulatory assessments and related costs	535	544	1,658	1,697
Loan expense	473	153	2,081	1,169
Merger-related fees	1,691	—	1,691	—
Professional services	300	371	1,759	973
Other	3,221	3,321	10,312	9,929
Total noninterest expenses	23,576	22,376	72,407	68,179
Income before taxes	7,574	8,008	22,272	22,108
Provision for federal income taxes	2,759	2,507	7,558	6,582
Net income	$4,815	$5,501	$14,714	$15,526
Net Income per Common Share
Basic	$0.34	$0.39	$1.04	$1.09
Diluted	0.33	0.38	1.02	1.07
Cash Dividends per Common Share	0.07	—	0.21	—
Average Common and Common Equivalent Shares Outstanding
Basic	14,067	14,201	14,116	14,182
Diluted	14,350	14,442	14,381	14,391

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(Unaudited)

	Three months ended									Nine months ended
	September 30, 2015			June 30, 2015			September 30, 2014			September 30, 2015			September 30, 2014
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Investment securities:
Taxable	$726,097	$4,238	2.33%	$738,552	$4,362	2.36%	$885,232	$5,187	2.34%	$759,123	$13,945	2.45%	$873,251	$15,251	2.33%
Tax-exempt	39,694	370	3.73	39,692	370	3.73	37,869	353	3.73	39,692	1,110	3.73	33,271	939	3.76
Total securities	765,791	4,608	2.41	778,244	4,732	2.43	923,101	5,540	2.40	798,815	15,055	2.51	906,522	16,190	2.38
Total loans	2,085,290	23,731	4.47	2,048,652	23,171	4.49	1,885,057	22,027	4.59	2,051,953	69,626	4.49	1,831,028	63,782	4.61
Total interest-earning assets	2,851,081	$28,339	3.91%	2,826,896	$27,903	3.92%	2,808,158	$27,567	3.87%	2,850,768	$84,681	3.93%	2,737,550	$79,972	3.87%
Allowance for loan losses	(25,986)			(25,920)			(24,071)			(25,773)			(24,126)
Other noninterest earning assets	156,910			158,235			143,848			156,745			139,399
Total assets	$2,982,005			$2,959,211			$2,927,935			$2,981,740			$2,852,823
Liabilities and Stockholders' Equity
Interest-bearing deposits:
Regular savings	$521,504	$360	0.27%	$543,196	$372	0.27%	$461,451	$323	0.28%	$532,645	$1,095	0.27%	$462,189	$978	0.28%
Interest checking and money market	1,014,035	677	0.27	1,019,471	667	0.26	977,220	662	0.27	1,021,142	2,021	0.26	970,602	1,960	0.27
Time deposits	133,210	391	1.16	132,235	365	1.11	129,524	363	1.11	131,388	1,111	1.13	126,740	1,011	1.07
Public time and other noncore deposits	172,781	175	0.40	178,360	156	0.35	161,861	142	0.35	175,826	483	0.37	154,914	376	0.32
Total interest-bearing deposits	1,841,530	1,603	0.35	1,873,262	1,560	0.33	1,730,056	1,490	0.34	1,861,001	4,710	0.34	1,714,445	4,325	0.34
Short-term borrowings	295,301	259	0.34	238,083	195	0.32	428,440	331	0.30	283,023	693	0.32	391,132	840	0.28
Long-term debt	25,000	85	1.32	25,000	83	1.32	14,941	325	8.71	23,718	238	1.32	15,511	939	8.07
Total interest-bearing liabilities	2,161,831	$1,947	0.36%	2,136,345	$1,838	0.34%	2,173,437	$2,146	0.39%	2,167,742	$5,641	0.35%	2,121,088	$6,104	0.38%
Demand deposits (noninterest-bearing)	528,630			532,252			485,564			523,412			469,578
Other liabilities	19,678			20,903			17,252			20,336			16,943
Total liabilities	2,710,139			2,689,500			2,676,253			2,711,490			2,607,609
Stockholders' equity	271,866			269,711			251,682			270,250			245,214
Total liabilities and stockholders' equity	$2,982,005			$2,959,211			$2,927,935			$2,981,740			$2,852,823

Net interest income and margin on a tax-equivalent basis		$26,392	3.64%		$26,065	3.66%		$25,421	3.57%		$79,040	3.67%		$73,868	3.57%
Tax-exempt adjustment		467			496			566			1,485			1,683
Net interest income and margin		$25,925	3.58%		$25,569	3.59%		$24,855	3.49%		$77,555	3.60%		$72,185	3.49%

Securities include securities available for sale, securities held to maturity and restricted investments in bank stock. Securities available for sale are carried at amortized cost for purposes of calculating the average rate received on taxable securities. Yields on tax-exempt securities and loans are computed on a tax-equivalent basis, assuming a 35% tax rate.

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(Unaudited)

	Three months ended		Nine months ended		Year ended
	September 30,		September 30,		December 31,
(dollars in thousands)	2015	2014	2015	2014	2014

Balance at beginning of period	$25,871	$24,271	$24,998	$23,110	$23,110
Provisions charged to operating expenses	2,250	2,100	6,350	4,100	6,750
	28,121	26,371	31,348	27,210	29,860
Recoveries of loans previously charged-off:
Commercial and industrial	53	137	160	1,386	1,468
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	—	24	3	310	325
Commercial construction and land development	—	34	2	245	546
Commercial real estate	12	2	29	176	203
Residential	17	—	19	20	20
Consumer	17	58	44	97	248
Total recoveries	99	255	257	2,234	2,810
Loans charged-off:
Commercial and industrial	(1,321)	(300)	(3,246)	(1,155)	(1,754)
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	—	(187)	(118)	(383)	(775)
Commercial construction and land development	—	(754)	—	(1,293)	(1,293)
Commercial real estate	(16)	(355)	(711)	(1,071)	(1,105)
Residential	(23)	(38)	(106)	(340)	(1,466)
Consumer	(118)	(452)	(682)	(662)	(1,279)
Total charged-off	(1,478)	(2,086)	(4,863)	(4,904)	(7,672)
Net charge-offs	(1,379)	(1,831)	(4,606)	(2,670)	(4,862)
Balance at end of period	$26,742	$24,540	$26,742	$24,540	$24,998
Net charge-offs (annualized) as a percentage of average loans outstanding	0.26%	0.39%	0.30%	0.20%	0.26%
Allowance for loan losses as a percentage of period-end loans	1.27%	1.28%	1.27%	1.28%	1.25%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(Unaudited)

The following table presents information regarding nonperforming loans and assets as of September 30, 2015 and for the preceding four quarters (dollar amounts in thousands).

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$10,850	$11,985	$12,375	$11,634	$7,974
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	9,290	7,720	6,210	7,416	6,954
Commercial construction and land development	3,017	3,226	3,241	3,228	3,254
Commercial real estate	6,722	6,384	6,362	5,824	6,407
Residential	5,133	5,336	4,971	4,987	6,157
Consumer	1,200	1,177	1,573	1,877	2,421
Total nonaccrual loans	36,212	35,828	34,732	34,966	33,167
Loans past due 90 days or more and still accruing	—	—	—	445	8
Total nonperforming loans	36,212	35,828	34,732	35,411	33,175
Foreclosed assets	5,898	5,981	7,937	7,681	7,162
Total nonperforming assets	$42,110	$41,809	$42,669	$43,092	$40,337

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs (included in nonaccrual loans above)	$14,938	$15,667	$16,272	$15,030	$12,495
Accruing TDRs	10,608	10,653	10,627	10,712	10,791
Total TDRs	$25,546	$26,320	$26,899	$25,742	$23,286

Nonperforming loans to total loans	1.73%	1.73%	1.73%	1.77%	1.73%

Nonperforming assets to total assets	1.42%	1.39%	1.43%	1.44%	1.36%

Nonperforming loan coverage	74%	72%	74%	71%	74%

Allowance for loan losses as a percentage of total period-end loans	1.27%	1.25%	1.29%	1.25%	1.28%

Nonperforming assets / capital plus allowance for loan losses	14%	14%	14%	15%	15%